Exhibit 10.18

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated _______________, 2021 (this “Agreement”), by and between ______________, as seller (the “Seller”), and Latham Group, Inc., a Delaware corporation, as purchaser (the “Purchaser”).

WHEREAS, the Purchaser is currently contemplating an underwritten initial public offering (the “Offering ”) of the Purchaser’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the consummation of the Offering, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, some or all of the Seller Shares (as defined herein);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1            Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Additional Closing” means any additional closing of the sale of Common Stock in the Offering pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock.

“Closing” means each closing of the purchase of Seller Shares.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Discounted Price” means (i) the Offering Price less (ii) the Per Share Underwriting Discount.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Initial Closing” means the initial closing of the sale of Common Stock in the Offering (which may include the exercise of the underwriters’ option to purchase additional shares of Common Stock in whole or in part).

“IPO Closing” means the Initial Closing or any Additional Closing.

“IPO Prospectus” means the final prospectus for the Offering which includes all pricing information.

“Latham LLP Agreement” means the limited partnership agreement, dated as of December 18, 2018, as amended, of Latham Investment Holdings, L.P.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), equities, claims or other security interest of any kind or nature whatsoever.

“Merger” means the merger of Latham Investment Holdings, L.P. with and into the Company, with the Company surviving the merger as provided or in accordance with the merger agreement to be entered into by Latham Investment Holdings, L.P. and the Company.

“Offering Price” means the per share public offering price for the Common Stock in the Offering.

“Other Purchase Agreements” means the purchase agreements with other holders of interests in Latham Investment Holdings, L.P. whereby such holders have agreed to sell shares of Common Stock to the Company in connection with the Offering.

“Per Share Underwriting Discount” means the underwriting discount and commissions per share paid to the underwriters in the Offering.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Purchased Shares” means, with respect to each Closing, a number of Seller Shares to be sold by the Seller, which will equal (i)(a) the total number of Seller Shares divided by (b) the total number of shares of Common Stock that the Purchaser has agreed to purchase from holders of interests in Latham Investment Holdings, L.P. in this Agreement and the Other Purchase Agreements, multiplied by (ii) the total number of shares of the Common Stock to be sold by the Purchaser in the related IPO Closing whose net proceeds will be used to acquire shares of Common Stock under this Agreement and the Other Purchase Agreements as so described in the IPO Prospectus (rounded up or down to the nearest whole number at the discretion of the Purchaser); provided, that if the number of Purchased Shares resulting from the foregoing formula would cause the number of cumulative Purchased Shares to exceed the total number of Seller Shares, then the Purchased Shares for such Closing shall equal the remaining number of Seller Shares.

“Seller Shares” means a number of shares of Common Stock to be acquired by the Seller in connection with the Merger equal to the lesser of (i) the number of shares of Common Stock issuable in respect of the percentage of the Class A Units and the percentage of vested Class B Units (each as defined in the Latham LLP Agreement) held by the Seller set forth on the signature page hereto1 (the “Maximum Share Number”) and (ii) such lesser number of shares of Common Stock as elected by the Purchaser in its sole discretion [; provided that if the Purchaser elects to acquire less than the Maximum Share Number of Common Stock from the Seller, then it agrees to cut back the number of shares of Common Stock to be acquired in the Other Purchase Agreements on a pro rata basis (based on the maximum number of shares of Common Stock offered to be sold in this Agreement and the Other Purchase Agreements).]

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“UCC” means the New York Uniform Commercial Code as in effect in the State of New York from time to time.

ARTICLE 2

PURCHASE AND SALE OF COMMON STOCK

2.1          Purchase and Sale. Subject to the terms herein set forth, at each Closing, the Seller agrees to sell, convey, assign and transfer to the Purchaser, and the Purchaser agrees to purchase, such Purchased Shares with respect to such Closing from the Seller for a purchase price per share equal to the Discounted Price. In no event shall the total number of shares sold by the Seller pursuant to this Agreement exceed the total number of Seller Shares. Prior to the Initial Closing, the Purchaser shall notify the Seller of the total number of Seller Shares.

2.2          Closing.

(a)            Each Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 immediately following the related IPO Closing.

(b)            At each Closing, (i) the Purchaser shall deliver to the Seller the Discounted Price for each Purchased Share, being purchased by the Purchaser from the Seller as set forth in Section 2.1, by wire transfer of immediately available funds to a bank account designated on the signature page of this Agreement2 and (ii) the Seller shall deliver to the Purchaser such stock transfer instruments and other documents with respect to the Purchased Shares being sold at such Closing as reasonably requested by the Purchaser (which may include a medallion guarantee). The Purchaser shall notify the Seller of the amount of Purchased Shares to be purchased in such Closing.

1 Note to Seller: Please revise signature page if desired percentage is less than 100%.

2 Note to Seller: Please update signature page to include wire instructions for the account you would like to receive the purchase price.

2.3          Conditions to Closing.

(a)            The obligations of the Purchaser and the Seller to be performed at any Closing shall be conditioned upon the simultaneous or prior completion of the applicable IPO Closing.

(b)            The obligations of the Purchaser to be performed at any Closing shall be subject to the condition that the representations and warranties set forth in Article 3 shall be true and correct as of such Closing as if then made.

(c)            The obligations of the Seller to be performed at any Closing shall be subject to the condition that the representations and warranties of Purchaser set forth in Article 4 shall be true and correct as of such Closing as if then made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants, and agrees as of the date hereof as follows:

3.1          Capacity; Authority; Execution and Delivery; Enforceability. The Seller has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.2          Title. The Seller owns, and will own until delivered to the Purchaser, beneficially and of record and has full power and authority to convey, free and clear of any Liens, the Purchased Shares (subject to any transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States). Assuming the Purchaser has the requisite power and authority to be the lawful owner of the Purchased Shares, upon the Seller’s receipt of the applicable purchase price and the transfer of the Purchased Shares at any Closing, as applicable, good, valid and marketable title to the Purchased Shares, will pass to the Purchaser, free and clear of any Liens.

3.3          No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which the Seller is bound.

3.4          Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement and for the sale and delivery of the Purchased Shares to be sold by the Seller hereunder, have been obtained, except as would not impair in any material respect the consummation of the Seller’s obligations hereunder.

3.5            Financial Knowledge. The Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereunder. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that the Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Purchaser, any of Purchaser’s affiliates, or any of Purchaser’s or its affiliates’ directors, officers, employees or representatives, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the sale of the Seller Shares.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations and warranties for the benefit of the Seller as of the date hereof:

4.1            Organization, Standing and Power. The Purchaser is duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

4.2            Authority; Execution and Delivery; Enforceability. The Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Seller, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.3            No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law or regulation by which the Purchaser is bound.

ARTICLE 5

MISCELLANEOUS

5.1           Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by certified, registered or express mail, as follows:

(a)            If to the Seller, at the address specified for the Seller on the stockholder schedule of the Purchaser or to such other address as the Seller may hereafter specify to the Purchaser for the purpose by notice:

(b)           If to the Purchaser, to:

Latham Group, Inc.

787 Watervliet Shaker Road

Latham, New York 12110

Attention: General Counsel

E-mail:

With a copy to (which shall not constitute actual or constructive notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: Angelo Bonvino, Esq.

    John C. Kennedy, Esq.

Any party may by notice given in accordance with this Section 5.1 designate another address or person for receipt of notices hereunder.

5.2           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

5.3           Amendment and Waiver.

(a)           No failure or delay on the part of the Seller or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at law, in equity or otherwise.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Seller and the Purchaser.

5.4           Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

5.5           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.6           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

5.7           Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the United States federal and New York state courts in the Borough of Manhattan in The City of New York.  In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 5.1.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.8           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.9           Entire Agreement. This Agreement, together with the schedules and exhibits hereto, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.10         Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

5.11         Tax. The Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Purchaser is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal state, local or non-U.S. tax law. To the extent that such amounts are so withheld by the Purchaser, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Seller by the Purchaser.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

LATHAM GROUP, INC.

By:
	Name:	Jason Duva
	Title:	General Counsel

[Signature Page to Purchase Agreement]

SELLER:

By:
Name:

Seller Share Percentages:

____% of Seller’s Class A Units

____% of Seller’s vested Class B Units

Wire Transfer Instructions:

[Seller to insert.]

[Signature Page to Purchase Agreement]